Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3 Nos.	Form S-8 Nos.
33-57861	33-57867
333-27755	333-50035
333-35879	333-69823
333-176815	333-81471
333-197586	333-36538
333-219092	333-104934
333-219379	333-116488
333-118152
333-118153
333-118154
333-147923
333-147924
333-158895
333-158896
333-181692
333-197042
333-207147
333-218234

of BB&T Corporation of our report dated February 26, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
February 26, 2019